Exhibit 99

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), adjusted funds from operations (AFFO), net operating income (NOI) and adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 20 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

Consolidated Balance Sheets
(in thousands except for per share amounts)

	As of	As of
	December 31,	September 30,
	2020	2020
	(unaudited)
ASSETS

Real Estate Investments:
Land	$266,794	$250,497
Buildings and Improvements	1,945,087	1,793,367
Total Real Estate Investments	2,211,881	2,043,864
Accumulated Depreciation	(308,041)	(296,020)
Real Estate Investments	1,903,840	1,747,844

Cash and Cash Equivalents	29,280	23,517
Securities Available for Sale at Fair Value	126,292	108,832
Tenant and Other Receivables	4,056	5,431
Deferred Rent Receivable	13,385	12,856
Prepaid Expenses	12,100	7,554
Intangible Assets, net of Accumulated Amortization of $17,861 and $17,330, respectively	21,163	16,832
Capitalized Lease Costs, net of Accumulated Amortization of $4,589 and $4,286, respectively	5,831	5,631
Financing Costs, net of Accumulated Amortization of $453 and $356, respectively	1,282	1,380
Other Assets	4,972	9,906
TOTAL ASSETS	$2,122,201	$1,939,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt
Issuance Costs	$888,247	$799,507
Loans Payable	75,000	75,000
Accounts Payable and Accrued Expenses	5,022	3,998
Other Liabilities	27,980	23,673
Total Liabilities	996,249	902,178

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 26,600 and 21,900 Shares Authorized as of December 31, 2020 and September 30, 2020, respectively; 21,986 and 18,880 Shares Issued and Outstanding as of December 31, 2020 and September 30, 2020, respectively	549,640	471,994
Common Stock, $0.01 Par Value Per Share: 300,000 and 200,000 Shares Authorized as of December 31, 2020 and September 30, 2020, respectively; 98,266 and 98,054 Shares Issued and Outstanding as of December 31, 2020 and September 30, 2020, respectively	983	981
Excess Stock, $0.01 Par Value Per Share: 200,000 Shares Authorized as of December 31, 2020 and September 30, 2020; No Shares Issued or Outstanding as of December 31, 2020 and September 30, 2020	-0-	-0-
Additional Paid-In Capital	579,264	568,998
Accumulated Other Comprehensive Loss	(3,935)	(4,368)
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	1,125,952	1,037,605
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,122,201	$1,939,783

FIRST quarter Fiscal year 2021 supplemental information	3

Consolidated Statements of Income
(unaudited)(in thousands)

	For The
	Three Months Ended
	12/31/2020	12/31/2019
INCOME:
Rental Revenue	$36,846	$34,870
Reimbursement Revenue	6,737	6,830
Lease Termination Income	377	-0-
TOTAL INCOME	43,960	41,700

EXPENSES:
Real Estate Taxes	5,318	5,036
Operating Expenses	1,736	2,197
General & Administrative Expenses	2,272	2,264
Non-recurring Severance Expense	-0-	786
Depreciation	12,078	11,433
Amortization of Capitalized Lease Costs and Intangible Assets	809	753
TOTAL EXPENSES	22,213	22,469

OTHER INCOME (EXPENSE):
Dividend Income	1,607	3,238
Unrealized Holding Gains (Losses) Arising During the Periods	19,721	(3,635)
Interest Expense, including Amortization of Financing Costs	(9,159)	(9,209)
TOTAL OTHER INCOME (EXPENSE)	12,169	(9,606)

NET INCOME	33,916	9,625

Less: Preferred Dividends	8,170	6,097

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$25,746	$3,528

FIRST quarter Fiscal year 2021 supplemental information	4

FFO, AFFO and Adjusted EBITDA Reconciliations

(unaudited) (in thousands)

	For The
	Three Months Ended
FFO, AFFO	12/31/2020	12/31/2019
Net Income Attributable to Common Shareholders	$25,746	$3,528
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	12,020	11,380
Plus: Amortization of Intangible Assets	532	508
Plus: Amortization of Capitalized Lease Costs	303	271
FFO Attributable to Common Shareholders	18,880	19,322
Plus: Depreciation of Corporate Office Capitalized Costs	57	53
Plus: Stock Compensation Expense	57	156
Plus: Amortization of Financing Costs	331	435
Plus: Non-recurring Severance Expense	-0-	786
Less: Lease Termination Income	(377)	-0-
Less: Recurring Capital Expenditures	(160)	(218)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(618)	(600)
AFFO Attributable to Common Shareholders	$18,170	$19,934

	For The
	Three Months Ended
Adjusted EBITDA	12/31/2020	12/31/2019
Net Income Attributable to Common Shareholders	$25,746	$3,528
Plus: Preferred Dividends	8,170	6,097
Plus: Interest Expense, including Amortization of Financing Costs	9,159	9,209
Plus: Depreciation and Amortization	12,887	12,186
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635
Adjusted EBITDA	$36,267	$34,681

FIRST quarter Fiscal year 2021 supplemental information	5

NOI Reconciliations

(unaudited) (in thousands)

	For The
	Three Months Ended
Net Operating Income	12/31/2020	12/31/2019
Net Income Attributable to Common Shareholders	$25,746	$3,528
Plus: Preferred Dividend Expense	8,170	6,097
Plus: General & Administrative Expenses	2,272	2,264
Plus: Non-recurring Severance Expense	-0-	786
Plus: Depreciation	12,078	11,433
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	809	753
Plus: Interest Expense, including Amortization of Financing Costs	9,159	9,209
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635
Less: Dividend Income	(1,607)	(3,238)
Less: Lease Termination Income	(377)	-0-
Net Operating Income – NOI	$36,529	$34,467

	For The
	Three Months Ended
Components of Net Operating Income Consists of:	12/31/2020	12/31/2019
Revenues:
Rental Revenue	$36,846	$34,870
Reimbursement Revenue	6,737	6,830
Total Rental and Reimbursement Revenue	43,583	41,700

Expenses:
Real Estate Taxes	5,318	5,036
Operating Expenses	1,736	2,197
Total Real Estate Taxes and Operating Expenses	7,054	7,233
Net Operating Income – NOI	$36,529	$34,467

FIRST quarter Fiscal year 2021 supplemental information	6

Financial Highlights

(unaudited) (in thousands except for per share amounts)

	For The
	Three Months Ended
	12/31/2020	12/31/2019	Change (%)

Weighted Average Common Shares Outstanding
Basic	98,105	96,881	1.3%
Diluted	98,211	97,006	1.2%

Net Income Attributable to Common Shareholders	$25,746	$3,528	629.9%

Basic	$0.26	$0.04	550.0%
Diluted	0.26	0.04	550.0%

Net Operating Income – NOI	$36,529	$34,467	6.0%

Basic	$0.37	$0.36	2.8%
Diluted	0.37	0.36	2.8%

Funds From Operations – FFO	$18,880	$19,322	(2.3)%

Basic	$0.19	$0.20	(5.0)%
Diluted	0.19	0.20	(5.0)%

Adjusted Funds From Operations – AFFO	$18,170	$19,934	(8.8)%

Basic	$0.19	$0.21	(9.5)%
Diluted	0.19	0.21	(9.5)%

Dividends Declared per Common Share	$0.17	$0.17

Dividend/AFFO Payout Ratio	89.5%	81.0%

FIRST quarter Fiscal year 2021 supplemental information	7

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Three Months Ended
	12/31/2020		12/31/2019	Change	Change %

Total Square Feet / Total Properties	24,543,795/121		22,866,627/115	1,677,168	7.3%

Occupancy Percentage at End of Period	99.7%		99.2%	50 bps	0.5%

Same Property Square Feet / Number of Same Properties		21,839,072/113

Same Property Occupancy Percentage at End of Period	99.6%		99.1%	50 bps	0.5%

Same Property Net Operating Income (NOI) (GAAP)	$32,868		$32,795	$73	0.2%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(418)		(550)	132
Same Property Cash NOI	$32,450		$32,245	$205	0.6%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Three Months Ended
	12/31/2020	12/31/2019	Change	Change %

Same Property NOI (GAAP)	$32,868	$32,795	$73	0.2%

NOI of properties purchased subsequent to September 30, 2019 (two properties purchased during fiscal 2021 and five properties purchased during fiscal 2020)	3,058	1,127

NOI of properties expanded subsequent to September 30, 2019 (one property expanded during fiscal 2021)	603	545

Total NOI	$36,529	$34,467	$2,062	6.0%

FIRST quarter Fiscal year 2021 supplemental information	8

Consolidated Statements of Cash Flows

(unaudited)(in thousands)

	For the Three Months Ended
	12/31/2020	12/31/2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$33,916	$9,625
Noncash Items Included in Net Income:
Depreciation & Amortization	13,217	12,621
Deferred Straight Line Rent	(618)	(600)
Stock Compensation Expense	57	156
Securities Available for Sale Received as Dividend Income	(239)	(226)
Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635
Changes in:
Tenant & Other Receivables	1,400	(6,114)
Prepaid Expenses	(4,546)	(5,250)
Other Assets & Capitalized Lease Costs	824	453
Accounts Payable, Accrued Expenses & Other Liabilities	5,402	4,572
NET CASH PROVIDED BY OPERATING ACTIVITIES	29,692	18,872

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(170,568)	(81,513)
Capital Improvements	(2,256)	(1,328)
Return of Deposits on Real Estate	5,000	1,200
Deposits Paid on Acquisitions of Real Estate	(1,450)	(100)
Proceeds from Securities Available for Sale Called for Redemption	2,500	-0-
NET CASH USED IN INVESTING ACTIVITIES	(166,774)	(81,741)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments on Loans Payable	-0-	(15,000)
Proceeds from Fixed Rate Mortgage Notes Payable	104,000	52,500
Principal Payments on Fixed Rate Mortgage Notes Payable	(14,923)	(13,356)
Financing Costs Paid on Debt	(569)	(1,980)
Proceeds from the Exercise of Stock Options	1,566	606
Proceeds from At-The-Market 6.125% Series C Preferred Stock, net of offering costs	75,958	43,153
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	237	11,305
Preferred Dividends Paid	(7,774)	(5,873)
Common Dividends Paid, net of Reinvestments	(15,650)	(12,282)
NET CASH PROVIDED BY FINANCING ACTIVITIES	142,845	59,073

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,763	(3,796)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,517	20,179
CASH AND CASH EQUIVALENTS - END OF PERIOD	$29,280	$16,383

FIRST quarter Fiscal year 2021 supplemental information	9

Capital Structure and Leverage Ratios

(unaudited) (in thousands except for per share amounts)

	As of	As of	As of
	12/31/2020	12/31/2019	9/30/2020

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$888,247	$784,048	$799,507
Loans Payable	75,000	80,000	75,000
Total Debt	963,247	864,048	874,507

6.125% Series C Cumulative Redeemable Preferred Stock	549,640	391,643	471,994
Common Stock, Additional Paid-In-Capital & Other	576,312	665,866	565,611
Total Shareholders’ Equity	1,125,952	1,057,509	1,037,605

Total Book Capitalization	2,089,199	1,921,557	1,912,112

Accumulated Depreciation	308,041	260,963	296,020
Total Undepreciated Book Capitalization	$2,397,240	$2,182,520	$2,208,132

Shares Outstanding	98,266	97,569	98,054
Market Price Per Share	$17.32	$14.48	$13.85

Equity Market Capitalization	$1,701,960	$1,412,803	$1,358,049
Total Debt	963,247	864,048	874,507
Total Preferred Stock	549,640	391,643	471,994
Total Market Capitalization	$3,214,847	$2,668,494	$2,704,550

Total Debt	$963,247	$864,048	$874,507
less: Cash and Cash Equivalents	29,280	16,383	23,517
Net Debt	$933,967	$847,665	$850,990
less: Securities Available for Sale at Fair Value (Securities)	126,292	181,841	108,832
Net Debt Less Securities	$807,675	$665,824	$742,158

Net Debt / Total Undepreciated Book Capitalization	39.0%	38.8%	38.5%
Net Debt / Total Market Capitalization	29.1%	31.8%	31.5%
Net Debt Plus Preferred Stock / Total Market Capitalization	46.1%	46.4%	48.9%
Net Debt Less Securities / Total Undepreciated Book Capitalization	33.7%	30.5%	33.6%
Net Debt Less Securities / Total Market Capitalization	25.1%	25.0%	27.4%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	42.2%	39.6%	44.9%

Weighted Average Interest Rate on Fixed Rate Mortgage Debt	3.88%	4.05%	3.98%
Weighted Average Term on Fixed Rate Mortgage Debt	11.5 yrs.	11.5 yrs.	11.1 yrs.
Weighted Average Lease Term	7.5 yrs.	7.6 yrs.	7.1 yrs.

FIRST quarter Fiscal year 2021 supplemental information	10

Capital Structure and Leverage Ratios

(unaudited) (in thousands)

	For the Three Months Ended		Fiscal Year Ended
	12/31/2020	12/31/2019	9/30/2020
Net Income (Loss) Attributable to Common Shareholders	$25,746	$3,528	$(48,617)
Plus: Preferred Dividends	8,170	6,097	26,474
Plus: Interest Expense, including Amortization of Financing Costs	9,159	9,209	36,376
Plus: Depreciation and Amortization	12,887	12,186	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	103
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635	77,380
Adjusted EBITDA	$36,267	$34,681	$141,566

Interest Expense, including Amortization of Financing Costs	$9,159	$9,209	$36,376
Preferred Dividends	8,170	6,097	26,474
Total Fixed Charges	$17,329	$15,306	$62,850

Interest Coverage	4.0 x	3.8 x	3.9 x
Fixed Charge Coverage	2.1 x	2.3 x	2.3 x

Net Debt	$933,967	$847,665	$850,990
Net Debt Less Securities	807,675	665,824	742,158
Total Preferred Stock	549,640	391,643	471,994
Annualized Adjusted EBITDA	145,068	138,724	141,566

Net Debt / Adjusted EBITDA	6.4 x	6.1 x	6.0 x
Net Debt Less Securities / Adjusted EBITDA	5.6 x	4.8 x	5.2 x
Net Debt + Preferred Stock / Adjusted EBITDA	10.2 x	8.9 x	9.3 x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	9.4 x	7.6 x	8.6 x

During the last two weeks of the quarter we purchased two properties, one on December 17, 2020 and one on December 24, 2020, for an aggregate purchase price of $170.0 million which generate $10.1 million in annualized revenue and has a weighted average lease term of 17.9 years. In connection with acquiring these two properties we obtained two fully-amortizing mortgage loans aggregating $104.0 million with a weighted average interest rate of 3.11% and a weighted average maturity of 16.1 years. The leverage ratios for the three months ended December 31, 2020 do not reflect the full run rate of the Adjusted EBITDA that these two newly acquired properties generate.

FIRST quarter Fiscal year 2021 supplemental information	11

Debt Maturity

(unaudited) (In thousands)

			Loans			% of
Fiscal Year Ended		Mortgages	Payable		Total	Total

2021		$49,187	-0-		$49,187	5.1%
2022		88,339	-0-		88,339	9.1%
2023		67,446	-0-		67,446	6.9%
2024		80,898	-0-		80,898	8.3%
2025		75,305	75,000	(B)	150,305	15.5%
Thereafter		535,271	-0-		535,271	55.1%
Total as of 12/31/2020	(A)	$896,446	$75,000		$971,446	100.0%

Weighted Average Interest Rate		3.88%	2.92%		3.81%
Weighted Average Term		11.5 yrs.	4.1 yrs.		10.9 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $8.2 million.
(B)	Represents a Term Loan maturing January 2025.

FIRST quarter Fiscal year 2021 supplemental information	12

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total	Rent Per	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance

FedEx Ground Package System, Inc.		46	9,589,493	9,589,493	39.1%	$79,031,000	49.5%	$8.24	$1,129,409,675		$487,715,735
FedEx Corporation		16	1,164,830	1,164,830	4.7%	7,492,000	4.7%	6.43	108,888,474		20,171,303
FedEx Forward Depots, Inc.		1	449,900	449,900	1.8%	1,394,000	0.9%	3.10	16,092,852		3,072,872
Total FedEx		63	11,204,223	11,204,223	45.6%	87,917,000	55.1%	7.85	1,254,391,001		510,959,910

Subsidiaries of Amazon.com, Inc.		5	1,491,245	1,491,245	6.1%	10,742,000	6.7%	7.20	166,563,389		93,621,967
Milwaukee Electric Tool Corporation		1	861,889	861,889	3.6%	3,098,000	1.9%	3.59	36,914,917		17,561,817
Shaw Industries, Inc.		1	831,764	831,764	3.5%	3,563,000	2.2%	4.28	56,025,945		27,818,158
Home Depot U.S.A., Inc.		2	828,718	828,718	3.4%	6,580,000	4.1%	7.94	105,267,022		57,000,000
ULTA, Inc.		1	671,354	671,354	2.7%	2,782,000	1.7%	4.14	37,773,835		16,979,040
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.4%	2,112,000	1.3%	3.52	28,000,000		14,334,089
International Paper Company		2	578,472	578,472	2.4%	2,663,000	1.7%	4.60	37,024,608		17,509,613
TreeHouse Private Brands, Inc.		1	558,600	558,600	2.3%	2,267,000	1.4%	4.06	26,807,852		13,598,185
B. Braun Medical Inc.		1	399,440	399,440	1.6%	2,334,000	1.5%	5.84	30,906,249		16,961,077
UGN, Inc.		1	387,000	387,000	1.6%	2,107,000	1.3%	5.44	21,576,756		12,287,592
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.6%	1,490,000	0.9%	3.91	14,215,126		-0-
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.5%	1,725,000	1.1%	4.69	19,600,000		7,854,983
Toyota Tsusho America, Inc.		1	350,000	350,000	1.4%	1,722,000	1.1%	4.92	25,078,587		15,887,892
Coca-Cola		2	323,358	323,358	1.3%	1,741,000	1.1%	5.38	20,504,069		1,998,335
Autoneum North America, Inc.		1	315,560	315,560	1.3%	1,746,000	1.1%	5.53	21,040,396		12,649,777
Science Applications International Corporation		1	302,400	302,400	1.2%	1,708,000	1.1%	5.65	14,463,148		-0-
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.1%	1,512,000	0.9%	5.63	18,731,674		10,806,570
Woodstream Corporation	(A) (C)	1	256,000	256,000	1.0%	946,000	0.6%	3.70	8,965,820		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.0%	1,220,000	0.8%	5.20	14,550,000		6,086,584
Mickey Thompson Performance Tires and Wheels (Cooper Tire)		1	219,765	219,765	0.9%	1,537,000	1.0%	6.99	18,934,065		10,636,374
Rinnai America Corporation		1	218,120	218,120	0.9%	913,000	0.6%	4.19	15,082,217		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.8%	854,000	0.5%	4.62	12,757,540		-0-
Carrier Enterprise, LLC (Carrier Global Corporation)		1	184,317	184,317	0.8%	1,160,000	0.7%	6.29	18,494,917		4,501,384
Carlisle Tire & Wheel Company		1	179,280	179,280	0.7%	771,000	0.5%	4.30	7,282,986		-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.7%	842,000	0.5%	4.82	5,445,065		-0-
Magna Seating of America, Inc.		1	153,000	153,000	0.6%	1,201,000	0.8%	7.85	17,557,830		8,904,118
Victory Packaging, L.P.		1	148,000	148,000	0.6%	504,000	0.3%	3.41	5,458,279		-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	858,000	0.5%	6.24	11,304,000		5,594,894
Altec Industries, Inc.	(A)	1	126,880	126,880	0.5%	378,000	0.2%	2.98	4,443,684		-0-
General Electric Company		1	125,860	125,860	0.5%	1,341,000	0.8%	10.65	19,972,983		9,375,636
Keurig Dr Pepper		2	110,080	110,080	0.4%	757,000	0.5%	6.88	10,498,031		1,376,696
Style Crest, Inc.		1	106,507	106,507	0.4%	433,000	0.3%	4.07	7,263,673		-0-
Sonwil Distribution Center, Inc.		1	104,981	104,981	0.4%	630,000	0.4%	6.00	10,960,823		-0-
Pittsburgh Glass Works, LLC, a Division of VITRO		1	102,135	102,135	0.4%	453,000	0.3%	4.44	4,249,615		-0-
Dakota Bodies, LLC		1	96,687	96,687	0.4%	416,000	0.3%	4.30	7,797,827		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	801,000	0.5%	8.77	8,190,901		961,031
Joseph T. Ryerson and Son, Inc.		1	89,052	89,052	0.4%	519,000	0.3%	5.83	7,184,598		-0-
CHEP USA, Inc.		1	83,000	83,000	0.3%	509,000	0.3%	6.13	7,463,672		-0-
Sherwin-Williams Company		2	78,887	78,887	0.3%	648,000	0.4%	8.21	7,308,331		-0-
United Parcel Service, Inc.		1	75,000	75,000	0.3%	541,000	0.3%	7.21	5,906,281		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	369,000	0.2%	5.40	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	61,190	0.2%	616,000	0.4%	10.07	3,139,564		-0-
SOFIVE, Inc.		1	60,400	60,400	0.2%	653,000	0.4%	10.81	5,296,752		1,180,233
Locke Supply Co.		1	60,000	60,000	0.2%	340,000	0.3%	5.67	5,097,100		-0-
Hartford Healthcare Corporation		1	54,812	54,812	0.2%	307,000	0.3%	5.60	3,525,917		-0-
Siemens Real Estate		1	51,130	51,130	0.2%	464,000	0.3%	9.07	4,554,685		-0-
Collins Aerospace (Raytheon Technologies Corporation)		1	38,833	38,833	0.2%	368,000	0.2%	9.48	5,100,000		-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.2%	179,000	0.1%	4.94	2,543,770		-0-
Graybar Electric Company		1	26,340	26,340	0.2%	122,000	0.1%	4.63	2,736,527		-0-
Vacant	(B)	1	80,856	-0-	0.0%	-0-	0.0%	-0-	2,518,657		-0-
Total as of 12/31/20		121	24,543,795	24,459,909	99.7%	$159,459,000	100.0%	$6.52	$2,212,148,666	(D)	$896,445,955

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot industrial park in Monaca (Pittsburgh), PA, of which 80,856 square feet are vacant. This industrial park is counted as one property in the Property Count Total.
Other than two properties indicated in footnotes (A) and (B) and one retail property, all properties are single-tenant.
(C)	Subsequent to the quarter end, tenant renewed for 5 years extending the term to 9/30/2026 with an increase in cash rent of 1.4% and an increase in GAAP rent of 9.0%.
(D)	Does not include unamortized debt issuance costs of $8,199,121.

FIRST quarter Fiscal year 2021 supplemental information	13

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total	Rent Per	Undepreciated		Mortgage
State	Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance
Ohio	11	2,346,406	2,346,406	9.6%	$15,863,000	9.9%	$6.76	$209,209,522		$96,769,197
Georgia	7	2,297,214	2,297,214	9.4%	16,177,000	10.1%	7.04	260,177,386		135,927,377
Florida	13	2,211,583	2,211,583	9.0%	16,006,000	10.0%	7.24	228,569,259		82,677,276
Indiana	4	1,964,923	1,964,923	8.0%	11,212,000	7.0%	5.71	167,720,415		91,384,899
Texas	10	1,781,967	1,781,967	7.3%	13,844,000	8.7%	7.77	183,290,390		64,556,564
Kentucky	3	1,295,940	1,295,940	5.3%	5,237,000	3.3%	4.04	66,111,852		33,527,168
South Carolina	6	1,273,676	1,273,676	5.2%	9,882,000	6.2%	7.76	129,988,241		51,074,473
North Carolina	5	1,225,987	1,225,987	5.0%	8,713,000	5.5%	7.11	132,529,662		66,342,975
Mississippi	4	1,158,889	1,158,889	4.7%	4,560,000	2.9%	3.93	56,102,135		23,648,401
Illinois	9	958,045	958,045	3.9%	6,254,000	3.9%	6.53	83,336,096		7,158,656
Tennessee	3	891,777	891,777	3.6%	3,203,000	2.0%	3.59	35,677,250		3,072,872
Michigan	4	833,054	833,054	3.4%	5,578,000	3.5%	6.70	73,427,292		21,724,734
Kansas	4	813,043	813,043	3.3%	5,038,000	3.2%	6.20	62,331,797		24,828,348
Missouri	4	740,119	740,119	3.0%	2,962,000	1.9%	4.00	35,460,181		6,224,874
Oklahoma	5	735,721	735,721	3.0%	4,943,000	3.1%	6.72	69,942,758		34,977,563
New York	3	518,565	518,565	2.1%	3,500,000	2.2%	6.75	51,999,081		18,435,493
Pennsylvania	3	504,040	423,184	2.1%	2,834,000	1.8%	6.70	36,959,671		11,693,396
New Jersey	3	471,765	468,735	1.9%	6,597,000	4.1%	14.07	92,423,938		50,417,552
Alabama	2	451,595	451,595	1.8%	2,670,000	1.7%	5.91	39,714,135		16,453,006
Virginia	5	407,265	407,265	1.7%	2,474,000	1.6%	6.07	35,050,242		3,264,823
Colorado	2	295,227	295,227	1.2%	2,441,000	1.5%	8.27	35,694,134		14,299,643
Arizona	1	283,358	283,358	1.2%	1,409,000	0.9%	4.97	16,824,226		1,787,101
Wisconsin	2	238,666	238,666	1.0%	1,295,000	0.8%	5.43	16,377,221		1,881,143
Washington	1	210,445	210,445	0.9%	1,962,000	1.2%	9.32	30,369,301		15,173,658
Louisiana	1	175,315	175,315	0.7%	1,274,000	0.8%	7.27	18,425,875		9,496,551
Maryland	1	148,881	148,881	0.6%	1,455,000	0.9%	9.77	14,512,355		-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,963,626		-0-
Utah	1	69,734	69,734	0.3%	772,000	0.5%	11.07	12,666,994		8,140,721
Minnesota	1	60,398	60,398	0.2%	372,000	0.2%	6.16	5,223,944		1,507,491
Connecticut	1	54,812	54,812	0.1%	307,000	0.2%	5.60	3,525,917		-0-
Iowa	1	36,270	36,270	0.1%	179,000	0.1%	4.94	2,543,770		-0-
Total as of 12/31/20	121	24,543,795	24,459,909	100.0%	$159,459,000	100.0%	$6.52	$2,212,148,666	(A)	$896,445,955

(A)	Does not include unamortized debt issuance costs of $8,199,121.

FIRST quarter Fiscal year 2021 supplemental information	14

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total	Rent Per sf	Lease Exp. Term in	Undepreciated		Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Ann. Rent	Occup.	Years	Cost		Balance

2021	(A)	5	628,485	2.6%	$2,870,000	1.8%	$4.57	0.7	$31,847,764		$6,436,108
2022		5	1,064,506	4.3%	5,623,000	3.5%	5.28	1.2	71,748,060		18,741,307
2023	(A)	16	2,117,482	8.6%	12,076,000	7.6%	5.70	2.4	149,075,022		16,394,700
2024		13	1,887,034	7.7%	11,797,000	7.4%	6.25	3.4	137,488,989		21,633,041
2025	(A)	11	2,607,470	10.6%	13,027,000	8.2%	5.00	4.4	170,717,740		61,681,610
2026		10	1,231,673	5.0%	9,269,000	5.8%	7.53	5.4	125,287,024		29,270,173
2027		13	2,385,501	9.7%	13,297,000	8.3%	5.57	6.6	187,577,474		61,829,545
2028		10	2,172,475	8.9%	11,857,000	7.4%	5.46	7.3	152,479,439		42,885,484
2029		9	1,830,929	7.5%	10,610,000	6.7%	5.79	8.3	147,828,016		59,310,359
2030		6	1,146,812	4.7%	9,143,000	5.7%	7.97	9.3	134,711,630		65,969,390
2031		5	1,093,081	4.5%	8,355,000	5.2%	7.64	9.8	115,754,817		56,036,570
2032		8	2,131,983	8.7%	18,862,000	11.8%	8.85	11.3	291,154,266		159,693,761
2033		3	1,038,508	4.2%	8,848,000	5.5%	8.52	12.2	137,709,755		78,687,508
2034		3	1,561,347	6.4%	9,365,000	5.9%	6.00	13.3	127,748,517		76,235,417
2035		3	843,915	3.3%	8,343,000	5.3%	9.89	14.6	131,398,227		84,640,982
2041		1	657,518	2.7%	5,501,000	3.4%	8.37	19.9	93,963,705		57,000,000
Various tenants at retail shopping center		1	64,220	0.3%	616,000	0.5%	10.07	-0-	3,139,564		-0-
Vacant	(A)	1	80,856	0.3%	-0-	0.0%	-0-	-0-	2,518,657		-0-
Total as of 12/31/20		121	24,543,795	100.0%	$159,459,000	100.0%	$6.52	7.5	$2,212,148,666	(B)	$896,445,955

(A)	Included in 2021 is Woodstream Corporation and included in 2023 is Altec Industries, which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet are included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and one retail property, all properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $8,199,121.

FIRST quarter Fiscal year 2021 supplemental information	15

Recent Acquisitions During Fiscal 2021

(unaudited)

				Date of	Square	Annual	Rent Per	Lease	Purchase	Initial Mortgage
No	Tenant	City (MSA)	State	Acquisition	Footage	Rent	sf Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	12/17/2020	487,900	$4,569,000	$9.36	9/30/2035	$73,304,000	$47,000,000
2	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	12/24/2020	657,518	5,501,000	8.37	11/30/2040	96,688,000	57,000,000
	As of 12/31/20				1,145,418	$10,070,000	$8.79		$169,992,000	$104,000,000

FIRST quarter Fiscal year 2021 supplemental information	16

Property Table

(unaudited)

									Rent	Lease Exp.
					Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation		Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,098,000	$3.59	7.6	$36,914,917	$17,561,817
2	Shaw Industries, Inc.		Savannah	GA	2018	100.0%	831,764	3,563,000	4.28	6.8	56,025,945	27,818,158
3	ULTA, Inc.		Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,782,000	4.14	4.6	37,773,835	16,979,040
4	Home Depot U.S.A., Inc.		Locust Grove (Atlanta)	GA	2021	100.0%	657,518	5,501,000	8.37	19.9	93,963,705	57,000,000
5	Amazon.com.indc, LLC		Greenwood (Indianapolis)	IN	2020	100.0%	615,747	4,991,000	8.11	13.7	79,363,910	50,349,640
6	Jim Beam Brands Company (Beam Suntory)		Frankfort (Lexington)	KY	2015	100.0%	599,840	2,112,000	3.52	4.1	28,000,000	14,334,089
7	TreeHouse Private Brands, Inc.		Buckner (Louisville)	KY	2014	100.0%	558,600	2,267,000	4.06	12.8	26,807,852	13,598,185
8	FedEx Ground Package System, Inc.		Plain City (Columbus)	OH	2021	100.0%	487,900	4,569,000	9.36	14.8	72,020,356	47,000,000
9	FedEx Forward Depots, Inc.		Memphis	TN	2010	100.0%	449,900	1,394,000	3.10	8.4	16,092,852	3,072,872
10	B. Braun Medical Inc.		Daytona Beach	FL	2018	100.0%	399,440	2,334,000	5.84	12.0	30,906,249	16,961,077
11	UGN, Inc.		Monroe (Cincinnati)	OH	2015	100.0%	387,000	2,107,000	5.44	13.2	21,576,756	12,287,592
12	Woodstream Corporation	(A)	St. Joseph	MO	2001	100.0%	256,000	946,000	3.70	0.7	8,965,820	-0-
	Altec Industries, Inc.		St. Joseph	MO	2001	100.0%	126,880	378,000	2.98	2.2	4,443,684	-0-
13	CBOCS Distribution, Inc. (Cracker Barrel)		Lebanon (Nashville)	TN	2011	100.0%	381,240	1,490,000	3.91	3.5	14,215,126	-0-
14	FedEx Ground Package System, Inc.		Braselton (Atlanta)	GA	2018	100.0%	373,750	3,801,000	10.17	12.2	60,227,126	35,332,317
15	Best Buy Warehousing Logistics, Inc.		Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,725,000	4.69	1.1	19,600,000	7,854,983
16	Amazon.com Services, Inc. (Amazon.com, Inc.)		Mobile	AL	2018	100.0%	362,942	2,065,000	5.69	7.9	33,052,316	16,453,006
17	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	11.4	40,043,145	21,702,172
18	FedEx Ground Package System, Inc.		Mesquite (Dallas)	TX	2017	100.0%	351,874	3,209,000	9.12	11.3	49,880,493	26,883,871
19	Toyota Tsusho America, Inc.		Lafayette	IN	2019	100.0%	350,000	1,722,000	4.92	8.5	25,078,587	15,887,892
20	FedEx Ground Package System, Inc.		Trenton	NJ	2019	100.0%	347,145	5,328,000	15.35	11.5	83,987,622	49,237,319
21	FedEx Ground Package System, Inc.		Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,106,000	6.13	11.1	31,654,987	16,924,994
22	FedEx Ground Package System, Inc.		Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,329,000	6.88	10.3	35,131,977	18,435,493
23	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	4.6	33,053,688	15,140,542
24	FedEx Ground Package System, Inc.		Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	6.8	25,504,083	8,168,327
25	Autoneum North America, Inc.		Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,746,000	5.53	11.3	21,040,396	12,649,777
26	FedEx Ground Package System, Inc.		Olathe (Kansas City)	KS	2016	100.0%	313,763	2,553,000	8.14	10.4	33,074,860	17,193,631
27	FedEx Ground Package System, Inc.		Davenport (Orlando)	FL	2016	100.0%	310,922	2,625,000	8.44	10.3	38,115,782	20,407,446
28	FedEx Ground Package System, Inc.		Ft. Worth (Dallas)	TX	2015	100.0%	304,608	2,394,000	7.86	9.3	35,599,704	17,505,475
29	Science Applications International Corporation		Hanahan (Charleston)	SC	2005	100.0%	302,400	1,708,000	5.65	2.8	14,463,148	-0-
30	Amazon.com Services, Inc. (Amazon.com, Inc.)		Oklahoma City	OK	2018	100.0%	300,000	1,948,000	6.49	6.8	29,878,942	17,155,340
31	International Paper Company		Kenton	OH	2017	100.0%	298,472	1,281,000	4.29	6.7	18,730,500	10,086,130
32	FedEx Ground Package System, Inc.		Jacksonville	FL	2015	100.0%	297,579	1,998,000	6.71	9.0	30,925,530	13,541,925
33	FedEx Ground Package System, Inc.		Greensboro	NC	2020	100.0%	286,281	3,002,000	10.49	14.3	46,710,877	29,500,261
34	Western Container Corp. (Coca-Cola)		Tolleson (Phoenix)	AZ	2003	100.0%	283,358	1,409,000	4.97	6.3	16,824,226	1,787,101
35	International Paper Company		Edwardsville (Kansas City)	KS	2014	100.0%	280,000	1,382,000	4.94	2.7	18,294,108	7,423,483
36	FedEx Ground Package System, Inc.		Charleston	SC	2018	100.0%	265,318	2,713,000	10.23	12.5	46,576,380	26,394,114
37	NF&M International, Inc.		Monaca (Pittsburgh)	PA	1977	68.4%	255,658	842,000	4.82	4.0	7,963,722	-0-
38	FedEx Ground Package System, Inc.		Orion	MI	2007	100.0%	245,633	1,908,000	7.77	2.5	22,943,357	-0-
39	FedEx Ground Package System, Inc.		Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	11.3	37,911,556	20,265,046
40	Anda Pharmaceuticals, Inc.		Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,220,000	5.20	1.6	14,550,000	6,086,584
41	FedEx Ground Package System, Inc.		Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	5.1	29,320,066	14,299,643
42	Mickey Thompson Performance Tires and Wheels (Cooper Tire)		Stow	OH	2017	100.0%	219,765	1,537,000	6.99	6.7	18,934,065	10,636,374
43	Rinnai America Corporation		Griffin (Atlanta)	GA	2006	100.0%	218,120	913,000	4.19	2.0	15,082,217	-0-
44	FedEx Ground Package System, Inc.		Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	6.7	21,684,310	11,501,782
45	FedEx Ground Package System, Inc.		Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	9.7	30,369,301	15,173,658
46	FedEx Ground Package System, Inc.		Sauget (St. Louis, MO)	IL	2015	100.0%	198,773	1,036,000	5.21	8.4	15,241,708	7,158,656
47	Anheuser-Busch, Inc.		Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	854,000	4.62	0.9	12,757,540	-0-
48	Carrier Enterprise, LLC (Carrier Global Corporation)		Carrollton (Dallas)	TX	2010	100.0%	184,317	1,160,000	6.29	3.1	18,494,917	4,501,384
49	FedEx Ground Package System, Inc.		Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	3.8	19,328,922	6,452,478
50	Carlisle Tire & Wheel Company		Edwardsville (Kansas City)	KS	2003	100.0%	179,280	771,000	4.30	2.6	7,282,986	-0-
51	FedEx Ground Package System, Inc.		Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	7.7	17,063,643	-0-
52	FedEx Ground Package System, Inc.		Covington (New Orleans)	LA	2016	100.0%	175,315	1,274,000	7.27	4.5	18,425,875	9,496,551
53	FedEx Ground Package System, Inc.		Livonia (Detroit)	MI	2013	100.0%	172,005	1,194,000	6.94	1.2	13,879,697	4,799,740
54	Home Depot U.S.A., Inc.		Montgomery (Chicago)	IL	2004	100.0%	171,200	1,079,000	6.30	2.0	11,303,317	-0-
55	FedEx Ground Package System, Inc.		Tampa	FL	2004	100.0%	170,779	1,624,000	9.51	5.6	19,745,245	-0-
56	FedEx Ground Package System, Inc.		Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	5.8	12,039,014	-0-
57	FedEx Ground Package System, Inc.		Lindale (Tyler)	TX	2015	100.0%	163,378	725,000	4.44	3.5	9,965,550	4,720,787
58	Bunzl Distribution Midcentral, Inc.		Kansas City	MO	2015	100.0%	158,417	769,000	4.85	0.7	10,003,235	6,224,874
59	FedEx Ground Package System, Inc.		Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	4.6	12,624,833	2,199,850
60	Magna Seating of America, Inc.		Lancaster (Columbus)	OH	2020	100.0%	153,000	1,201,000	7.85	9.1	17,557,830	8,904,118

FIRST quarter Fiscal year 2021 supplemental information	17

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
61	FedEx Ground Package System, Inc.	Waco	TX	2012	100.0%	150,710	$1,078,000	$7.15	4.7	$12,551,368	$3,531,538
62	FedEx Ground Package System, Inc.	Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,455,000	9.77	7.6	14,512,355	-0-
63	Victory Packaging, L.P.	Fayetteville	NC	1997	100.0%	148,000	504,000	3.41	4.2	5,458,279	-0-
64	FedEx Ground Package System, Inc.	El Paso	TX	2006	100.0%	144,149	1,345,000	9.33	2.7	12,431,192	-0-
65	FedEx Ground Package System, Inc.	Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	3.8	14,127,449	-0-
66	FedEx Ground Package System, Inc.	Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	6.5	9,807,221	-0-
67	Challenger Lifts, Inc. (Snap-On Inc.)	Louisville	KY	2016	100.0%	137,500	858,000	6.24	5.4	11,304,000	5,594,894
68	FedEx Ground Package System, Inc.	Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	3.8	16,447,178	-0-
69	FedEx Ground Package System, Inc.	Savannah	GA	2019	100.0%	126,520	1,765,000	13.95	7.8	27,531,560	15,776,902
70	General Electric Company	Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,341,000	10.65	5.0	19,972,983	9,375,636
71	FedEx Ground Package System, Inc.	Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	6.4	18,993,549	-0-
72	FedEx Ground Package System, Inc.	Altoona	PA	2014	100.0%	122,522	651,000	5.31	2.7	9,022,966	2,317,760
73	FedEx Corporation	Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	11.7	21,538,966	12,030,582
74	Amazon.com Services, LLC	Oklahoma City	OK	2020	100.0%	120,780	935,000	7.74	9.7	14,962,513	9,663,981
75	FedEx Corporation	Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	2.3	7,827,460	-0-
76	FedEx Corporation	Orlando	FL	2008	100.0%	110,638	666,000	6.02	6.9	8,810,059	-0-
77	Bunzl Distribution Oklahoma, Inc.	Oklahoma City	OK	2017	100.0%	110,361	743,000	6.73	3.7	8,728,439	4,581,696
78	Style Crest, Inc.	Winston-Salem	NC	2002	100.0%	106,507	433,000	4.07	5.2	7,263,673	-0-
79	Sonwil Distribution Center, Inc.	Cheektowaga (Buffalo)	NY	2002	100.0%	104,981	630,000	6.00	1.1	10,960,823	-0-
80	FedEx Ground Package System, Inc.	West Chester Twp. (Cincinnati)	OH	2000	100.0%	103,818	560,000	5.39	2.7	5,733,686	-0-
81	FedEx Ground Package System, Inc.	Roanoke	VA	2013	100.0%	103,402	755,000	7.30	2.3	10,200,000	3,264,823
82	Pittsburgh Glass Works, LLC, a Division of VITRO	O’ Fallon (St. Louis)	MO	1994	100.0%	102,135	453,000	4.44	0.5	4,249,615	-0-
83	FedEx Ground Package System, Inc.	Green Bay	WI	2013	100.0%	99,102	468,000	4.72	2.4	6,570,000	1,881,143
84	Dakota Bodies, LLC	Liberty (Kansas City)	MO	1998	100.0%	96,687	416,000	4.30	5.3	7,797,827	-0-
85	FedEx Corporation	Jacksonville	FL	1999	100.0%	95,883	536,000	5.59	8.4	6,584,384	-0-
86	FedEx Corporation	Tampa	FL	2006	100.0%	95,662	603,000	6.30	6.9	7,903,977	-0-
87	Amazon.com Services, Inc.	Hanahan (Charleston)	SC	2005	100.0%	91,776	803,000	8.75	8.5	9,305,708	-0-
88	National Oilwell Varco, Inc.	Houston	TX	2010	100.0%	91,295	801,000	8.77	8.8	8,190,901	961,031
89	FedEx Corporation	Omaha	NE	1999	100.0%	89,115	446,000	5.00	2.8	5,963,626	-0-
90	Joseph T. Ryerson and Son, Inc.	Elgin (Chicago)	IL	2002	100.0%	89,052	519,000	5.83	4.1	7,184,598	-0-
91	FedEx Ground Package System, Inc.	Huntsville	AL	2005	100.0%	88,653	605,000	6.82	5.6	6,661,819	-0-
92	CHEP USA, Inc.	Roanoke	VA	2007	100.0%	83,000	509,000	6.13	4.2	7,463,672	-0-
93	FedEx Corporation	Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	7.7	7,304,467	-0-
94	United Parcel Service, Inc.	Halfmoon (Albany)	NY	2012	100.0%	75,000	541,000	7.21	10.3	5,906,281	-0-
95	FedEx Corporation	Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	6.2	5,447,053	-0-
96	FedEx Corporation	Romulus (Detroit)	MI	1998	100.0%	71,933	370,000	5.14	0.4	4,949,251	-0-
97	FedEx Ground Package System, Inc.	Denver	CO	2005	100.0%	69,865	609,000	8.72	4.8	6,374,068	-0-
98	FedEx Corporation	Ogden (Salt Lake City)	UT	2020	100.0%	69,734	772,000	11.07	14.3	12,666,994	8,140,721
99	Tampa Bay Grand Prix	Tampa	FL	2005	100.0%	68,385	369,000	5.40	6.8	5,677,982	-0-
100	Sherwin-Williams Company	Rockford	IL	2011	100.0%	66,387	486,000	7.32	3.0	5,551,227	-0-
101	Various Tenants at Retail Shopping Center	Somerset	NJ	1970	95.0%	64,220	616,000	10.07	na	3,139,564	-0-
102	Keurig Dr Pepper	Cincinnati	OH	2015	100.0%	63,840	488,000	7.64	8.8	6,750,000	-0-
103	FedEx Corporation	Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	1.8	5,369,272	-0-
104	SOFIVE, Inc.	Carlstadt (New York, NY)	NJ	2001	100.0%	60,400	653,000	10.81	9.1	5,296,752	1,180,233
105	FedEx Ground Package System, Inc.	Stewartville (Rochester)	MN	2013	100.0%	60,398	372,000	6.16	2.4	5,223,944	1,507,491
106	Locke Supply Co.	Richmond	VA	2004	100.0%	60,000	340,000	5.67	11.3	5,097,101	-0-
107	FedEx Ground Package System, Inc.	Augusta	GA	2005	100.0%	59,358	513,000	8.64	2.5	5,363,304	-0-
108	Hartford Healthcare Corporation	Newington (Hartford)	CT	2001	100.0%	54,812	307,000	5.60	10.3	3,525,917	-0-
109	Siemens Real Estate	Lebanon (Cincinnati)	OH	2012	100.0%	51,130	464,000	9.07	3.3	4,554,684	-0-
110	FedEx Corporation	Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	6.7	4,462,009	-0-
111	FedEx Ground Package System, Inc.	Corpus Christi	TX	2012	100.0%	46,253	454,000	9.82	5.7	4,808,329	-0-
112	Keurig Dr Pepper	Tulsa	OK	2014	100.0%	46,240	269,000	5.82	3.2	3,748,031	1,376,696
113	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)	Topeka	KS	2009	100.0%	40,000	332,000	8.30	0.7	3,679,843	211,234
114	Collins Aerospace Systems (Raytheon Technologies Corporation)	Rockford	IL	2015	100.0%	38,833	368,000	9.48	6.5	5,100,000	-0-
115	Foundation Building Materials, LLC	Urbandale (Des Moines)	IA	1994	100.0%	36,270	179,000	4.94	7.0	2,543,770	-0-
116	FedEx Corporation	Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	3.2	1,900,691	-0-

FIRST quarter Fiscal year 2021 supplemental information	18

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated		Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
117	FedEx Corporation	Punta Gorda	FL	2007	100.0%	34,624	$284,000	$8.20	6.5	$4,133,510		$-0-
118	FedEx Corporation	Lakeland	FL	2006	100.0%	32,105	155,000	4.83	6.9	2,043,226		-0-
119	FedEx Corporation	Augusta	GA	2006	100.0%	30,184	121,000	4.01	1.9	1,983,529		-0-
120	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	122,000	4.63	4.6	2,736,527		-0-
121	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1997	100.0%	12,500	162,000	12.96	5.8	1,757,104		-0-
	Total as of 12/31/20				99.7%	24,543,795	$159,459,000	$6.52	7.5	$2,212,148,666	(B)	$896,445,955

(A)	Subsequent to the quarter end, tenant renewed for 5 years extending the term to 9/30/2026 with an increase in cash rent of 1.4% and an increase in GAAP rent of 9.0%.
(B)	Does not include unamortized debt issuance costs of $8,199,121.

FIRST quarter Fiscal year 2021 supplemental information	19

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), adjusted funds from operations (“AFFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, and earnings before interest, taxes, depreciation and amortization for real estate & (“Adjusted EBITDA”) variously defined, as supplemental performance measures. While we believe net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate our performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.
●	AFFO is calculated as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, lease termination income, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, general & administrative expenses, non-recurring severance expense, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding (gains) or losses arising during the periods, less dividend income and lease termination income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	Adjusted EBITDA is net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue and unrealized holding losses (minus gains) arising during the periods.

FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

FIRST quarter Fiscal year 2021 supplemental information	20

FOR IMMEDIATE RELEASE	February 4, 2021
Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE FIRST QUARTER ENDED DECEMBER 31, 2020

HOLMDEL, NJ, February 4, 2021........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Income Attributable to Common Shareholders of $25.7 million or $0.26 per diluted share for the three months ended December 31, 2020 as compared to Net Income Attributable to Common Shareholders of $3.5 million or $0.04 per diluted share for the three months ended December 31, 2019, representing an increase of $22.2 million or $0.22 per diluted share. During the three months ended December 31, 2020, we recognized a $19.7 million unrealized gain or $0.20 per diluted share as compared to a $3.6 million unrealized loss or $0.04 per diluted share for the three months ended December 31, 2019. Funds from Operations (FFO), which excludes unrealized gains or losses from our securities portfolio, for the three months ended December 31, 2020 were $18.9 million or $0.19 per diluted share versus $19.3 million or $0.20 per diluted share for the three months ended December 31, 2019, representing a $0.01 decrease in FFO per diluted share. Adjusted Funds from Operations (AFFO), which also excludes unrealized and realized gains or losses from our securities portfolio, for the three months ended December 31, 2020 were $18.2 million or $0.19 per diluted share versus $19.9 million or $0.21 per diluted share for the three months ended December 31, 2019, representing a $0.02 decrease in AFFO per diluted share. The decrease in FFO and AFFO was primarily attributable to an increase in our preferred dividend expense of $2.1 million and a reduction in dividend income of $1.6 million partially offset by an increase in Net Operating Income of $2.1 million, compared to the same prior year period. AFFO of $18.2 million or $0.19 per diluted share for the current quarter ended December 31, 2020 is unchanged sequentially with AFFO of $18.2 million or $0.19 per diluted share for the quarter ended September 30, 2020. During the last two weeks of the current quarter, we purchased two properties, (one on December 17, 2020 and one on December 24, 2020), for an aggregate purchase price of $170.0 million which will generate $10.1 million in annualized revenue. The current quarter does not reflect the full run-rate NOI effect of these two recent acquisitions. A portion of the preferred offering proceeds raised earlier in the quarter were used to fund these two transactions at the end of the period. We also ended the quarter with approximately $29.3 million in cash and cash equivalents which we expect to use to fund our near-term pipeline. We expect that the full run-rate NOI generated from these recent acquisitions, the deployment of our excess cash proceeds along with our $169.3 million acquisition pipeline, as well as our large expansion pipeline, to meaningfully grow our FFO and AFFO per share earnings going forward.

A summary of significant financial information for the three months ended December 31, 2020 and 2019 (in thousands, except per share amounts) is as follows:

	Three Months Ended December 31,
	2020	2019
Rental Revenue	$36,846	$34,870
Reimbursement Revenue	$6,737	$6,830
Lease Termination Income	$377	$-0-
Net Operating Income (NOI) (1)	$36,529	$34,467
Total Expenses	$22,213	$22,469
Dividend Income	$1,607	$3,238
Unrealized Holding Gains (Losses) Arising During the Periods	$19,721	$(3,635)
Net Income	$33,916	$9,625
Net Income Attributable to Common Shareholders	$25,746	$3,528
Net Income Attributable to Common Shareholders Per Diluted Common Share	$0.26	$0.04
FFO (1)	$18,880	$19,322
FFO per Diluted Common Share (1)	$0.19	$0.20
AFFO (1)	$18,170	$19,934
AFFO per Diluted Common Share (1)	$0.19	$0.21
Dividends Declared per Common Share	$0.17	$0.17

Weighted Avg. Diluted Common Shares Outstanding	98,211	97,006

FIRST quarter Fiscal year 2021 supplemental information	21

A summary of significant balance sheet information as of December 31, 2020 and September 30, 2020 (in thousands) is as follows:

	December 31, 2020	September 30, 2020
Cash and Cash Equivalents	$29,280	$23,517
Real Estate Investments	$1,903,840	$1,747,844
Securities Available for Sale at Fair Value	$126,292	$108,832
Total Assets	$2,122,201	$1,939,783
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$888,247	$799,507
Loans Payable	$75,000	$75,000
Total Shareholders’ Equity	$1,125,952	$1,037,605

During the quarter, we accomplished the following:

●	Increased our Revenue, by 5.4% over the prior year period to $44.0 million;

●	Increased our Net Operating Income by 6% over the prior year period to $36.5 million;

●	Maintained a conservative AFFO dividend payout ratio of 89.5%;

●	Increased our gross leasable area (GLA) by 7% over the prior year period to 24.5 million square feet;

●	Entered into commitments to acquire four new build-to-suit properties containing 1.2 million total square feet for a total cost of $169.3 million;

●	Completed $170.0 million in acquisitions comprising two new built-to-suit, net-leased, industrial properties comprising approximately 1.1 million square feet leased to FedEx Ground and Home Depot U.S.A. for 15 and 20 years, respectively, and generating $10.1 million in annualized revenue;

●	Increased our occupancy rate by 50bps over the prior year period to 99.7% and by 30bps sequentially;

●	Renewed six of the ten leases scheduled to expire in fiscal 2021. The six lease renewals, comprising 834,000 square feet or 69% of expiring square footage resulted in an 8.5% weighted-average increase in GAAP rent, a 2.0% weighted-average increase in cash rent and have a weighted-average lease term of 3.8 years;

●	Increased our annualized average base rent per occupied square foot by 4% to $6.52 from the prior year period;

●	Increased our weighted average lease maturity from 7.1 years as of September 30, 2020 to 7.5 years currently;

●	Maintained our weighted average debt maturity on our fixed-rate mortgage debt at 11.5 years;

●	Raised $1.3 million (including dividend reinvestments of $1.0 million) through our Dividend Reinvestment and Stock Purchase Plan, representing a 6% participation rate;

●	Raised $76.0 million in net proceeds through our 6.125% Series C Perpetual Preferred Stock ATM Program at an average price of $24.88 per share.

Michael P. Landy, President and CEO, commented on the results for the first quarter of fiscal 2021,

“Thus far in fiscal 2021, we completed two high-quality acquisitions comprising 1.1 million square feet for an aggregate purchase price of $170.0 million. These properties, located in the Columbus, OH and Atlanta, GA MSAs, are leased to FedEx Ground and Home Depot U.S.A. for 15 and 20 years, respectively. They are expected to generate $10.1 million in annual rent demonstrating our continued ability to source accretive transactions in a highly-competitive acquisition environment. Our $169.3 million acquisition pipeline currently contains four new build-to-suit properties comprising 1.2 million total square feet. These properties have a weighted-average lease term of 12.8 years. In keeping with our business model, these properties are all leased to investment grade tenants.”

“In addition to our pipeline, we also have six FedEx Ground parking expansion projects currently underway along with more under discussion. These six projects are expected to cost approximately $16.8 million and are targeted to be completed over the next few quarters. These expansions will enable us to grow our property level NOI by capturing additional rent while at the same time extending the duration of our leases. This past quarter we completed the first phase of a parking expansion for FedEx at our Kansas City, KS location for a total of $3.4 million increasing annualized rent by $340,000. We are in discussions to do a second phase parking expansion at this location which will increase the rent further and extend the lease term. We are also in discussions with FedEx to expand the parking at 11 additional locations and expect to identify additional growth opportunities in our portfolio going forward.”

FIRST quarter Fiscal year 2021 supplemental information	22

“This past year was a time when resiliency was severely tested by the COVID-19 Pandemic. Monmouth stood out as a safe haven throughout these challenging times. The Company is now in its 30th year of having maintained or increased its common stock cash dividend, in addition to being one of the few REITs that preserved its cash dividend during the Global Financial Crisis of 2007-2008. Subsequent to the quarter end, we announced a 5.9% increase in our quarterly dividend to $0.18 per share or an annualized dividend rate of $0.72 per share. This marks our third dividend increase in the past five years, amounting to a 20% increase during that span. Our unique and simple business model has enabled us to achieve consistently high occupancy rates, strong tenant retention, and exceptional rent collections, as well as strong overall growth. Our occupancy rate has been over 98.9% for six consecutive years while our weighted-average lease maturity has remained in excess of seven years for the past seven consecutive years, illustrating the strength and visibility of our income streams.”

“U.S. industrial real estate has experienced a protracted period of cap rate compression. While the acquisition environment has become more challenging, at the same time, the value of our properties has also appreciated substantially. Our new annual report is now featured on our website. This report represents an excellent resource for understanding our Company and our outlook. We strongly encourage you to read it. Please contact our Investor Relations department if you would like to receive a hard copy. We look forward to reporting continued progress throughout the year.”

Monmouth Real Estate Investment Corporation will host its First Quarter FY 2021 Financial Results Webcast and Conference Call on Thursday, February 4, 2021 at 5:30 p.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook.

Our First Quarter FY 2021 financial results being released herein will be available on our website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

To participate in the Webcast, select the 1Q2021 Webcast and Earnings Call “Link to Webcast” on the homepage of our website at www.mreic.reit, in the Highlights section, which is located towards the bottom of the homepage. Interested parties can also participate via conference call by calling toll free 1-877-510-5852 (domestically) or 1-412-902-4138 (internationally).

The replay of the conference call will be available at 7:30 p.m. Eastern Time on Thursday, February 4, 2021. It will be available until May 5, 2021, and can be accessed by dialing toll free 1-877-344-7529 (domestically) and 1-412-317-0088 (internationally) and entering the passcode 10150337. A transcript of the call and the webcast replay will be available at our website on the Investor Relations homepage, www.mreic.reit.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. Our occupancy rate as of this date is 99.7%.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on our current expectations and involve various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in our annual report on Form 10-K and described from time to time in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1) Non-U.S. GAAP Information: FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance. We define Adjusted Funds From Operations (AFFO) as FFO, excluding stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, lease termination income, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and AFFO and, accordingly, our FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO and AFFO are significant components in understanding our financial performance.

FIRST quarter Fiscal year 2021 supplemental information	23

FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

The following is a reconciliation of the Company’s U.S. GAAP Net Income Attributable to Common Shareholders to the Company’s FFO and AFFO for the three months ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended
	12/31/2020	12/31/2019
Net Income Attributable to Common Shareholders	$25,746	$3,528
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,721)	3,635
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	12,020	11,380
Plus: Amortization of Intangible Assets	532	508
Plus: Amortization of Capitalized Lease Costs	303	271
FFO Attributable to Common Shareholders	18,880	19,322
Plus: Depreciation of Corporate Office Capitalized Costs	57	53
Plus: Stock Compensation Expense	57	156
Plus: Amortization of Financing Costs	331	435
Plus: Non-recurring Severance Expense	-0-	786
Less: Lease Termination Income	(377)	-0-
Less: Recurring Capital Expenditures	(160)	(218)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(618)	(600)
AFFO Attributable to Common Shareholders	$18,170	$19,934

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the three months ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended
	12/31/2020	12/31/2019

Operating Activities	$29,692	$18,872
Investing Activities	(166,774)	(81,741)
Financing Activities	142,845	59,073

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FIRST quarter Fiscal year 2021 supplemental information	24